EXHIBIT (j)(1)

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 143 to Registration Statement No. 033-00572 on Form N-1A of our reports dated as indicated on the attached Appendix A relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the Funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2012, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

January 28, 2013

EXHIBIT (j)(1)

Appendix A

Report Date

Fund

November 15, 2012

Eaton Vance California Municipal Income Fund

November 15, 2012

Eaton Vance Massachusetts Municipal Income Fund

November 15, 2012

Eaton Vance New York Municipal Income Fund

November 15, 2012

Eaton Vance Ohio Municipal Income Fund

November 19, 2012

Eaton Vance National Municipal Income Fund